EXHIBIT 10.22
                                                                   -------------


                            FOURTH AMENDMENT TO LEASE

         THIS FOURTH AMENDMENT TO LEASE (the "AGREEMENT") dated as of April 11, 2002 by and between 200 MADISON ASSOCIATES, L.P., a Delaware limited partnership having an office c/o George Comfort & Sons, Inc., 200 Madison Avenue, New York, New York 10016 ("LANDLORD") and FAB INDUSTRIES, INC., a Delaware corporation with an office at 200 Madison Avenue, New York, New York 10016 ("TENANT").

                              W I T N E S S E T H:

         WHEREAS, Landlord's predecessor-in-interest entered into a lease with the Tenant dated December 8, 1988 which lease was amended by a Lease Modification Agreement dated April 2, 1991, a Second Lease Modification Agreement (the "SECOND LEASE MODIFICATION AGREEMENT") dated May 23, 1996 and Landlord and Tenant have entered into a Third Amendment to Lease ("THIRD AMENDMENT") dated as of April 24, 2000 (as so amended, the "LEASE") with respect to a portion of the seventh (7th) floor (the "EXISTING Premises") of the building (the "BUILDING") known as 200 Madison Avenue, located in the City, County and State of New York, as more particularly described therein;

         WHEREAS, Landlord and Tenant desire to relocate Tenant from the Existing Premises to Suite 2300, consisting of a portion of the twenty-third
(23rd) floor of the Building, as depicted by cross-hatching on EXHIBIT "A" attached hereto (the "PREMISES") pursuant to the terms, covenants and conditions hereinafter set forth; and

         WHEREAS, the parties desire to modify, amend and supplement the Lease as hereinafter provided.

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree to modify, amend and supplement the Lease as follows:

         1. Initially capitalized words used in this Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Lease.

         2. Landlord and Tenant hereby confirm that the expiration date of the Lease is July 31, 2005 (the "EXPIRATION DATE").

         3. On the date the Landlord substantially completes the Landlord's Work (as hereinafter defined) (such date referred to as the "EFFECTIVE DATE"), time being of the essence, Tenant shall vacate and surrender the Existing Premises to Landlord. Effective as of the Effective Date, the Existing Premises shall be deemed deleted from the Lease and the term "PREMISES", as that term is used in the Lease, shall refer only to the Premises and not the Existing Premises. From the date of this Agreement through the Effective Date, the Tenant may continue to occupy the Existing Premises until the


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                                                                               2

Landlord substantially completes the Landlord's Work and the obligations of Tenant hereunder shall be unaffected thereby and the Tenant shall continue to pay rent and additional rent as set forth in the Lease for the Existing Premises. It is hereby understood and agreed that Tenant shall not be required to relocate to the Premises until the Tenant's telephone and computer systems are operating in the Premises and accordingly, the Tenant hereby agrees to promptly order and coordinate the performance of such work in the Premises following the execution of this Agreement by the Landlord; PROVIDED, HOWEVER, that if Tenant does not take reasonable steps in order to transfer the aforementioned systems to the Premises within thirty (30) days after the Effective Date, then the Landlord at the expense of the Tenant may take reasonable commercial steps to relocate such systems to the Premises. Provided Tenant's telephones and computer systems are operating. Tenant hereby agrees to vacate and surrender the Existing Premises to the Landlord and move into the Premises not later than two (2) business days following the date the Landlord substantially completes the Landlord's Work. Landlord shall provide the Tenant with oral notice that the Landlord's Work is substantially complete. If the Tenant does not vacate and surrender the Existing Premises in accordance with the terms and conditions of this Agreement, then the Tenant shall be responsible to pay (i) the Fixed Rent and additional rent under the Existing Lease and (ii) the rent and additional rent payable under this Agreement with respect to the Premises and (iii) any actual damages incurred by the Landlord as a result of the Tenant's failure to vacate, surrender and deliver the Existing Premises to the Landlord in accordance with the terms of this Agreement. The Tenant hereby agrees that it shall, in good faith, use its reasonable commercial efforts in order to coordinate the relocation of its telephone system to the Premises with the Landlord's performance of the Landlord's Work so as not to delay the Tenant's relocation from the Existing Premises to the Premises.

         4.       (a)      From and after the Effective Date and in lieu of the
amounts set forth in Section 4 of the Third Amendment, Tenant shall pay fixed rent (herein, the "FIXED RENT") for the Premises in the amount of One Hundred Forty Thousand Nine Hundred Forty-Eight Dollars and Fifty Cents ($140,948.50) per annum payable in equal monthly installments in the amount of Eleven Thousand Seven Hundred Forty-Five Dollars and Seventy-One Cents ($11,745.71) per month for the period commencing on the Effective Date through and including the Expiration Date.

                  (b) Tenant shall continue to pay all items of fixed rent and additional rent payable under the Lease through and including the day immediately preceding the Effective Date. The Tenant shall pay the Fixed Rent to Landlord in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in advance, in equal monthly installments on the first day of each month during the term, at the office of Landlord as set forth above, or such other place as Landlord may designate, without any set-off, counterclaim or deduction whatsoever.

         5. The provisions of Section 4 of the Third Amendment shall be of no force and effect as of the Effective Date. From and after the Effective Date, and notwithstanding anything contained herein to the contrary, provided Tenant shall not be in default beyond applicable notice, grace and cure periods of its obligations under this


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                                                                               3

Lease, Tenant shall be entitled to receive credits against the fixed annual rent (and not any item of additional rent) payable hereunder in the amount of One Thousand Four Hundred Fifty-Two Dollars and Ninety-Five Cents ($1,452.95) per month for the period from the Effective Date through and including July 31, 2005 (the "ABATEMENT").

         6. Tenant shall continue to pay additional rent pursuant to the terms and conditions of the Lease throughout the Lease term, PROVIDED, HOWEVER, that effective as of the Effective Date, the term "PERCENTAGE" as set forth in
Section 40.3 of the Lease shall be deemed modified and shall be deemed to be "0.959%." Tenant shall continue to pay tax escalation additional rent pursuant to the terms and conditions of the Lease, unamended hereby, through and including the day preceding the Effective Date.

         7. From and after the Effective Date, and in lieu of the amounts set forth in Section 6 of the Third Amendment (but the amounts set forth in the Third Amendment shall continue to be effective through the day immediately preceding the Effective Date). Tenant shall pay the following amounts to the
Landlord:

                  (a) Eight Thousand Six Hundred Twenty-Nine Dollars and Thirty-Two Cents ($8,629.32) per annum payable in equal monthly installments in the amount of Seven Hundred Nineteen Dollars and Eleven Cents ($719.11) for the period from the Effective Date through and including April 30, 2003;

                  (b) Ten Thousand Four Hundred Seventy Dollars and Forty Cents ($10,470.40) per annum payable in equal monthly installments in the amount of Eight Hundred Seventy-Two Dollars and Fifty-Three Cents ($872.53) for the period from May 1, 2003 through and including April 30, 2004;

                  (c) Twelve Thousand Four Hundred Twenty-Six Dollars and Fifty-Four Cents ($12,426.54) per annum payable in equal monthly installments in the amount of One Thousand Thirty-Five Dollars and Fifty-Five Cents ($1,035.55) for the period from May 1, 2004 through and including April 30, 2005;

                  (d) Fourteen Thousand Four Hundred Ninety-Seven Dollars and Thirty-Nine Cents ($14,497.39) per annum payable in equal monthly installments in the amount of One Thousand Two Hundred Eight Dollars and Twelve Cents ($1,208.12) for the period from May 1, 2005 through the expiration of the term of the Lease.

         8. Prior to the Effective Date, Tenant shall continue to pay for electricity furnished to the Existing Premises in accordance with Article 41 of the Lease on a rent inclusion basis. From and after the Effective Date and IN ADDITION TO the Fixed Rent set forth herein, the Tenant shall pay Seventeen Thousand Two Hundred Fifty-Nine Dollars ($17,259.00) per annum payable in equal monthly installments in the amount of the One Thousand Four Hundred Thirty-Eight Dollars and Twenty-Five Cents ($1,438.25) per month, which amount shall be subject to increases, but not decreases, in accordance with Article 41 of the Lease. Tenant shall pay such monthly payments on the first day of each month during the Lease term together with monthly installments of fixed rent due hereunder.


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         9.       Tenant acknowledges and represents to Landlord that it has inspected the Premises and that it is fully familiar with the physical condition and state of repair thereof, and Tenant does hereby agree to accept same in its current condition and state of repair, subject to any and all defects therein, latent or otherwise, "AS IS," and Landlord shall have no obligation to do any work or make any installation, repair or alteration of any kind to or in respect thereof, except as elsewhere in this Agreement otherwise expressly provided. Further, the taking of possession of the Premises or any portion or portions thereof by Tenant shall be conclusive evidence that same was in satisfactory condition at the time such possession is so taken. Tenant, at its sole cost and expense, shall be obligated to make all improvements to the Premises that are necessary for the conduct of Tenant's business and operations. Tenant hereby acknowledges that Landlord has fully performed any obligations under the Lease (as so amended) which require the Landlord to perform any work in the Existing Premises. Notwithstanding anything to the contrary set forth in this Agreement or the Lease, the Landlord, at its cost and expense, shall (i) replace the missing ceiling tiles in the Premises, (ii) paint the Premises using Building standard materials in Building standard colors and (iii) shampoo and clean the carpeting in the carpeted area of the Premises (collectively, the "LANDLORD'S WORK"). Tenant hereby acknowledges that Landlord has fully performed any obligations under the Lease which require the Landlord to perform any work in the Existing Premises.

         10. Tenant shall surrender and vacate the Existing Premises on or before the Effective Date, in broom clean as is condition, as if the Effective Date was the expiration date set forth in the Lease, ordinary wear and tear excepted. Time shall be of the essence as to such date. Additionally, if Tenant shall fail to remove its property from the Existing Premises by the Effective Date, time being of the essence, then Landlord, without being guilty of any trespass and without being held liable at law or in equity for such removal, may at its option remove and store Tenant's property at the cost and expense of Tenant and Tenant hereby releases Landlord of and from any and all liability by reason thereof.

         11. By their respective execution of this Agreement, Landlord and Tenant each represents and warrants to the other, as to itself that it has the full right, power and authority to enter into this Agreement and is in good standing in its jurisdiction of formation and duly qualified to conduct business in the State of New York.

         12. Tenant acknowledges and agrees that, as of the date hereof, its obligations under the Lease, as modified and amended by this Agreement, are not subject to any reduction, limitation, impairment or termination for any reason whatsoever, including, without limitation, any claim of waiver, release, surrender or compromise and are not subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Tenant's obligations under the Lease, as modified by this Agreement, or otherwise, arising prior to the date of this Agreement.

         13. The provisions of the Lease relating to notices are hereby modified so that all notices to Landlord shall be addressed as follows: Landlord at c/o George


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                                                                               5

Comfort & Sons, Inc., 200 Madison Avenue, New York, New York, Attention: Mr. Peter Duncan, with a copy to Loeb Partners Realty LLC, 521 Fifth Avenue, New York, New York 10175, Attention: Mr. Joseph Lesser and Handsman & Kaminsky LLP, 101 East 52nd Street, 10th Floor, New York, New York 10022, Attention: David S. Handsman, Esq. Notices to Tenant shall be addressed to the Tenant at the Premises.

         14. Tenant represents and warrants that it has not dealt with any broker in connection with this Agreement other than George Comfort & Sons, Inc. (the "BROKER") and Tenant does hereby indemnify and agree to hold Landlord harmless from and against any and all liability, loss, claim, damage, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising out of or in connection with claims for commission made against Landlord by any broker, finder or like agent who claims to have dealt with Tenant in connection with the execution and delivery of this Agreement (other than the Broker). Landlord shall pay the Broker any commission payable in connection with this Agreement pursuant to separate agreement. This provision shall survive the expiration of the Lease.

         15.      (a)      Tenant shall have the option (the "RENEWAL OPTION")
to extend the term of this Lease for one (1) additional period of two (2) years (the "RENEWAL TERM"). The Renewal Term shall commence on the date immediately succeeding the Expiration Date and end on the anniversary of the Expiration Date, provided that (i) this Lease shall not have been previously terminated in accordance with the terms thereof, (ii) Tenant (and any affiliates that are entitled to occupy the Premises in accordance with the terms and conditions of this Lease) shall occupy the entire Premises for the conduct of its business and
(iii) no default shall have occurred and be continuing beyond the expiration of any applicable notice or cure periods (x) on the date Tenant gives Landlord written notice (the "RENEWAL NOTICE") of Tenant's election to exercise the Renewal Option, or (y) on the Expiration Date. The Renewal Option may be exercised with respect to the entire Premises only and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least seven (7) months prior to the Expiration Date. Time is of the essence with respect to the giving of the Renewal Notice. Upon the giving of the Renewal Notice with respect to the Renewal Term, Tenant shall have no further right or option to extend or renew the Term of this Lease.

                  (b) If Tenant exercises the Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this Lease, except that (i) the fixed Rent shall be deemed to mean the Fixed Rent as determined pursuant to subparagraph (c) of this Section 15, (ii) Tenant shall not be entitled to any credit against the Fixed Rent and (iii) the provisions of subparagraph (a) of this Section 15 concerning Tenant's right to renew the Term shall not be applicable during the Renewal Term.

                  (c) The Fixed Rent for the Premises for the Renewal Term shall be the annual fair market rental value of the Premises (the "FAIR MARKET RENT") as of the first day of the Renewal Term (the "RENTAL Value") as determined by Owner, but under no circumstances shall the Fixed Rent for the Renewal Term be less than the aggregate of the Fixed Rent and the Additional Rent payable by Tenant for the year


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                                                                               6

immediately preceding the first month of the Renewal Term; provided, however, that the Fair Market Rent for the first (1st) year of the Renewal Term shall be ninety-five percent (95%) of the annual fair market rental value and the Fair Market Rent for the second (2nd) year of the Renewal Term shall be the annual fair market rental value. The Fair Market Rent shall be determined based upon all relevant factors and assuming that Owner has had a reasonable time to locate a tenant who rents with the knowledge of uses to which the Premises can be adapted, and that neither Owner nor the prospective tenant is under any compulsion to rent.

                  (d) If Tenant exercises the Renewal Option, for purposes of determining the Fair Market Rent, the following procedures shall apply:

                           (i) The Fair Market Rent shall be determined by Owner
on the basis of the highest and best use (or such other use as may be permitted under applicable Legal Requirements) of the Premises assuming that the Premises are free and clear of all leases and tenancies (including this Lease) whether improved or unimproved except, however, that the Fair Market Rent shall not be less than the total Fixed Rent and additional rent payable by Tenant with respect to the year immediately preceding the Renewal Term in question.

                           (ii) Owner shall give Tenant written notice (the
"RENT NOTICE") not later than nine (9) months prior to the Expiration Date (but in no event later than sixty (60) days after the date Tenant delivers the Renewal Notice to the Owner) which Rent Notice shall set forth Owner's determination of the Fair Market Rent ("OWNER'S DETERMINATION").

                           (iii) If Owner's Determination exceeds the Fixed Rent
payable by Tenant on the Expiration Date then Tenant shall give Owner written notice ("TENANT'S NOTICE"), within 30 days after Tenant's receipt of the Rent Notice, as to whether Tenant accepts or disputes Owner's Determination. If Tenant in Tenant's Notice accepts Owner's Determination or if Tenant fails or refuses to give Tenant's Notice as aforesaid, Tenant shall be deemed to have accepted Owner's Determination for the Renewal Term in accordance with the terms of this Section 15. If Tenant in Tenant's Notice disputes Owner's Determination, then Tenant's Notice shall contain Tenant's determination of the Fair Market Rent ("TENANT'S DETERMINATION") as well as the name of an independent real estate appraiser ("TENANT'S CONSULTANT"), to act as Tenant's representative if Owner does not accept Tenant's Determination.

                           (iv) Owner shall give Tenant written notice ("OWNER'S
NOTICE"), within 20 days after Owner's receipt of Tenant's Determination, as to whether Owner accepts or disputes Tenant's Determination. If Owner in Owner's Notice disputes Tenant's Determination, Owner shall appoint an independent real estate appraiser ("OWNER'S CONSULTANT") to act as Owner's representative. Not later than ten (10) Business Days after Tenant's receipt of Owner's Notice, Tenant's Consultant and Owner's Consultant shall meet (in person or by telephone) to mutually agree upon the determination of the Fair Market Rent, and their determination shall be final and binding upon the parties. If Owner's Consultant and Tenant's Consultant shall be unable to reach


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                                                                               7

such determination within 20 days after Tenant's receipt of Owner's Notice, both of the Consultants shall each designate their final fair market rents, if they have changed from the initial determination, and shall jointly select a third independent real estate appraiser ("THIRD CONSULTANT") whose fee shall be borne equally by Owner and Tenant. In the event that Owner's Consultant and Tenant's Consultant shall be unable to jointly agree on the designation of the Third Consultant within five days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association or any successor organization to designate the Third Consultant in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                           (v) The Third Consultant shall conduct such hearings
and investigations as he may deem appropriate and shall, within 20 days after the date of designation of the Third Consultant, chose either Owner's or Tenant's Determination, as it may be modified at the time of their selection of the Third Consultant, and such choice by the Third Consultant shall be conclusive and binding upon Owner and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this subparagraph, including the expenses and fees of any Consultant selected by it in accordance with the provisions hereof. Any Consultant appointed pursuant to this Section 15 shall be an independent real estate appraiser with at least ten years' experience in leasing and valuation of properties which are similar in character to the Building, a member of the American Institute of Appraisers of the National Association of Real Estate Boards, a member of the Society of Real Estate Appraisers, and shall not have any personal or business relationship with the either Owner or Tenant which might be, or have the appearance of, a conflict of interest. The Consultants shall not have the power to add to, modify or change any of the provisions of this Lease.

                 (e) After a determination has been made of the Rental Value for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Rental Value for the Renewal Term as hereinabove determined.

                 (f) If the final determination of the Rental Value shall not be made on or before the first day of the Renewal Term in accordance with the provisions of this Section 15, pending such final determination Tenant shall continue to pay, as the Fixed Rent for such Renewal Term, an amount equal to the Fixed Rent and all Additional Rent payable for the year immediately preceding the Renewal Term. In all instances Tenant shall continue to pay all Additional Rent as set forth in the Lease. If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the Fixed Rent for such portion of the Renewal Term were (i) less than the Rental Value payable for the Renewal Term, Tenant shall pay to Owner the amount of such deficiency within ten (10) days after demand therefor or (ii) greater than the Rental Value payable for the Renewal Term, Owner, at its option but within thirty (30) days of the final determination of Rental Value, shall either refund to Tenant or credit towards the next payment or payments of Fixed Rent, the amount of such excess until the excess, if any, has been fully credited to Tenant.


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                                                                               8

         16. Tenant shall continue to pay all items of Fixed Rent and additional rent payable under the Lease for the Existing Premises through the Effective Date and Tenant's obligations in respect thereof shall survive the Effective Date.

         17. The submission of this Agreement to Tenant shall not be construed as an offer or a binding agreement, nor shall the Tenant have any rights with respect thereto, unless and until Landlord shall execute a copy of this Agreement and unconditionally deliver same to Tenant.

         18. Except as expressly modified, amended and supplemented by this Agreement, all of the terms, covenants and conditions of the Lease shall remain in full force and effect.

         19. This Agreement may not be changed orally but only by written agreement signed by both parties.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first written above.

                                        200 MADISON ASSOCIATES, L.P.


                                        By:  /s/ Alan L. Gordon
                                            -----------------------------------
                                            Name:  Alan L. Gordon
                                            Title: Vice President


                                        FAB INDUSTRIES, INC.


                                        By:  /s/ Steven Myers
                                            -----------------------------------
                                            Name:  Steven Myers
                                            Title: President/Chief Operating
                                                   Officer



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STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK   )

         On the 5th day of April in the year 2002 before me, the undersigned, personally appeared Steven Myers, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his /their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.



                                         /s/ Maryann McAuliffe
                                        --------------------------------------
                                        Notary Public - Maryann McAuliffe

                                        [stamp of Maryann McAuliffe]